UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2011

OPLINK COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-31581 (Commission File Number)	77-0411346 (I.R.S. Employer Identification No.)

46335 Landing Parkway
Fremont, California 94538
(Address of principal executive offices)    (Zip code)

(510) 933-7200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)   Compensatory Arrangements of Certain Officers.

On August 29, 2011, the Compensation Committee of the Board of Directors of Oplink Communications, Inc. (the “Company”) approved a form of Second Amendment (the “Amendment”) to Executive Corporate Event Agreement (“Change of Control Agreement”) to be entered into with the following named executive officers: Shirley Yin, Peter Lee, River Gong and Stephen Welles.

The Change of Control Agreement for each of the executives has a term of three (3) years and is scheduled to expire in September 2011.  The Amendment will extend the term of the Change of Control Agreements for an additional three (3) years, so that the agreements will be scheduled to expire in September 2014 (subject to the terms and conditions set forth in the agreements).

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1	Form of Second Amendment to Executive Corporate Event Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPLINK COMMUNICATIONS, INC.

Date: August 31, 2011	By:	/s/ Stephen M. Welles
Name: Stephen M. Welles
Title: Vice President and General Counsel